Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-190221) filed by QLT Inc. pertaining to the Amended and Restated QLT 2000 Incentive Stock Plan

(2)         Registration Statement (Form S-8 No. 333-100070) filed by QLT Inc. pertaining to the QLT 2000 Incentive Stock Option Plan

(3)         Registration Statement (Form S-8 No. 333-120657) filed by QLT Inc. pertaining to the Atrix Laboratories, Inc. 2000 Stock Incentive Plan (as amended and restated), the Atrix Laboratories, Inc. Non-Qualified Stock Option Plan (as amended) and the Atrix Laboratories, Inc. Amended and Restated Performance Stock Option Plan (as amended), each as assumed by QLT Inc.

(4)         Registration Statement (Form S-8 No. 333-162465) filed by QLT Inc. pertaining to the Amended and Restated QLT 2000 Incentive Stock Option Plan

of our reports dated March 15, 2016, with respect to the consolidated financial statements of Aegerion Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Aegerion Pharmaceuticals, Inc. included in the Annual Report on Form 10-K of Aegerion Pharmaceuticals, Inc. for the year ended December 31, 2015 filed with the Securities and Exchange Commission, which are incorporated by reference in this Current Report on Form 8-K of Novelion Therapeutics Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 5, 2016